                                                                    EXHIBIT 10.8

                         ADVANCED RADIO TELECOM CORP.

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement is made as of August 6, 1998 (the "Agreement") among Advanced Radio Telecom Corp., a Delaware corporation ("ART") and ICG Telecom Group, Inc., a Colorado corporation ("Seller").

     WHEREAS, ART, Seller and Pacific & Eastern Digital Transmission Services, Inc. entered into a Services Agreement dated as of October 29, 1996 (the "Services Agreement") providing for, among other things, a right of first refusal in favor of ART with respect to the authorizations governed by the Services Agreement ("ART's Right of First Refusal");

     WHEREAS, on April 3, 1998 Seller provided ART with notice pursuant to the Services Agreement that Seller had received a bona fide offer to purchase the authorizations covered by ART's Right of First Refusal;

     WHEREAS, on April 27, 1998 ART provided Seller with notice pursuant to the Services Agreement of its election to purchase such authorizations; and

     WHEREAS, ART wishes to purchase, and Seller wishes to sell, certain assets, property and rights of Seller, listed in Section 1.1 hereof, and defined the "Assets" therein, in exchange for $4,300,000 cash as set forth in Section 1.3 hereof (the "Transaction");

     NOW, THEREFORE, in consideration of the premises and the respective covenants and representations and warranties herein contained, the parties hereto agree as follows:

1.   Sale of Assets.
     --------------

     1.1  Sale of Assets.  Subject to and upon the terms and conditions of this
          --------------
Agreement, Seller agrees to sell and transfer to ART and ART agrees to acquire from Seller, free and clear of any pledge, lien, options, warrants, security interest, mortgage claim, charge, liability, right of first refusal, lease, management agreement, contractual restriction on transfer or other encumbrance of any kind whatsoever (the "Liens"), at the Closing (defined below) all of Seller's right, title and interest in, to and under the following assets (the "Assets"):

          (a) the 38 GHz radio authorizations granted by the Federal Communications Commission (the "FCC") listed on Schedule 1.1 hereto (the "Authorizations") and all other licenses, permits, authorizations and approvals from all Federal, state, municipal, county, local and any other governmental or quasi governmental department, commission, board, bureau, agency, court or other instrumentality (collectively, the "Governmental Authorities") with respect to the foregoing;

     1.2  No Assumption of any Liabilities.  ART will not assume, satisfy or
          --------------------------------
perform any of the debts, liabilities, obligations or commitments of Seller. Seller will retain all such debts, liabilities, obligations and commitments.

     1.3  Consideration.  Subject to and upon the terms and conditions of this
          -------------
Agreement, in consideration of sale and transfer of the Assets to ART, ART will pay the Seller $4,300,000 (the "Consideration") at the Closing by check or wire transfer in immediately available funds.

2.   Closing.
     -------

     2.1 The closing of the Transaction (the "Closing") shall take place on such date and at such time within 5 business days of the satisfaction of the conditions contained in Sections 9 and 10 as mutually agreed by the parties (the "Closing Date") (i) simultaneously at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 and at Seller's offices located at 161 Inverness Drive West, Englewood, Colorado 80112 or (ii) at such other place and time as the parties agree.

     2.2  Deliveries by the Seller at Closing.  At Closing, the Seller shall
          -----------------------------------
deliver to ART:

          (a) any Bills of Sale or other instruments of assignment reasonably required or requested by ART to transfer, convey and assign the Assets to ART;

          (b) certified copies of resolutions of the shareholders and the board of directors of Seller authorizing Seller to enter into and perform its obligations under this Agreement;

          (c) a copy of the Articles of Incorporation of Seller certified by the appropriate public official and a copy of the by-laws of Seller certified by its Secretary;

          (d) a certificate of the secretary or assistant secretary of the Seller as to resolutions, Bylaws, Articles of Incorporation and incumbency; and

          (e) Certificate of the Secretary of State of the State of Colorado as to the legal existence and good standing of Seller, listing all documents on file with the Secretary of State.

     2.3  Deliveries by ART at Closing.  At Closing, ART shall pay to Seller the
          ----------------------------
Consideration and deliver to Seller:

          (a) certified copies of resolutions of the board of directors of Buyer authorizing Buyer to enter into and perform its obligations under this Agreement;

          (b) a copy of the Certificate of Incorporation of Buyer certified by the appropriate public official and a copy of the by-laws of Buyer certified by its Secretary;

          (c) a certificate of the Secretary or Assistant Secretary of Buyer as to resolutions, Bylaws, Certificate of Incorporation and incumbency; and

          (d) Certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of Buyer, listing all documents on file with the Secretary of State.

     2.4  Certifications; Opinions.  At Closing, ART and Seller shall deliver
          ------------------------
the certificates, opinion of counsel and other documents described in Sections 9 and 10 hereof, respectively, unless such delivery is waived by the party entitled to receipt of such items.

     2.5  Consents.  At Closing, Seller shall deliver evidence satisfactory to
          --------
ART that the Final Order required pursuant to Section 9.3 has been granted by the FCC.

     2.6  Form of Documents and Instruments.  All of the documents and
          ---------------------------------
instruments delivered at Closing by a party shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the other party.

3.   Representations and Warranties of Seller.  Seller represents and warrants
     ----------------------------------------
to ART as follows:

     3.1  Entity Status.  Seller is a Colorado corporation, duly organized,
          -------------
validly existing and in good standing in the state of its jurisdiction of organization. Seller has full power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Seller is qualified to do business and is in good standing in each of the jurisdictions in which the nature of its business or the property owned or leased by it make such qualification necessary, except to the extent failure to be so qualified could not have a material adverse effect on the Assets, ART or the Transaction. Seller has delivered to ART complete and correct copies of any organizational, by-laws or charter documents applicable to it, each as amended and in effect on the date hereof.

     3.2  Authority for Agreement; Conflicts.
          ----------------------------------

          (a) Seller has all necessary power and authority, corporate or otherwise, to enter into, execute and deliver this Agreement and the other documents to be delivered by Seller at the Closing (such other documents are collectively the "Seller Documents") and to perform fully its obligations hereunder and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the applicable Seller Documents by Seller has been duly authorized by all necessary corporate action.

          (b) This Agreement has been, and the other Seller Documents, at the Closing, will have been, duly and validly executed and delivered by Seller and this Agreement constitutes, and the other Seller Documents when executed by ART where applicable will constitute, the legal, valid and binding obligation of Seller, and this Agreement is, and when executed by ART where applicable the Seller Documents will be, enforceable by and against Seller in accordance with its respective terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

          (c) The execution and delivery of this Agreement and the Seller Documents by Seller and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violations of or defaults under: (i) any statute, regulation, order, judgment or decree of any federal, state or local governmental body or regulatory authority applicable to Seller or any of the Assets; (ii) any other statute, regulation, order, judgment or decree applicable to Seller or any of the Assets under or in any other applicable jurisdiction; (iii) any mortgage, indenture, lease, agreement, instrument or other obligation to which Seller is a party or by which any of the Assets are bound; or (iv) any permit, concession, grant, franchise, license, of or applicable to Seller, except to the extent that such a violation could not have a material adverse effect on the Assets, ART or the Transaction. Such execution, delivery and consummation will not result in the creation of any Lien upon any of the Assets.

     3.3.  Consents and Approvals of Governmental Authorities.  Except for the
           --------------------------------------------------
consent of the FCC to the transfer of the Authorizations, no consent, approval or filing with any governmental or regulatory authority is required to be made or obtained by Seller in connection with its execution and delivery of and performance of its obligations under, this Agreement.

     3.4.  FCC Regulatory Matters.
           ----------------------

          (a) Seller is in compliance with the Federal Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and policies of the FCC promulgated thereunder applicable to Seller or the Assets, and Seller is in compliance with all other federal, state and local laws, rules, regulations and ordinances applicable to Seller or the Assets and is not in default under any order, writ, injunction or decree of any court or governmental agency or instrumentality applicable to Seller or the Assets except to the extent that failure to be in compliance could not have a material adverse effect on the Assets, ART or the Transaction and except to the extent that any such failure to be in compliance is the direct result of a breach by ART or ART's agents of the Services Agreement.

          (b)  FCC Authorizations.  Schedule 1.1 sets forth a true and complete
               ------------------
     list of each Authorization that is being transferred to ART hereunder, the name of the licensee or permit holder, the call sign, the Authorization expiration date, the coverage area of such Authorization by latitude and longitude and the status of any applications for assignment, transfer or waiver of FCC rules filed (or to be filed) with the FCC. Seller has provided to ART true and correct copies of the Authorizations received by it from the FCC. None of such Authorizations are subject to any Lien, and Seller owns all of the right, title and interest in, to and under such Authorizations. Seller is qualified under all laws, rules and regulations to hold the Authorizations held by it.

          (c)  Fees.  All franchise, license or other fees and charges that have
               ----
     become due and payable with respect to the Assets pursuant to any applications, filings, recordings and registrations with, and all validations or exemptions, approvals, orders or authorizations, consents, Authorizations, certificates and permits from, the FCC, any state public utility commission and any other federal, state or local regulatory or governmental bodies or authorities, including any subdivision thereof, have been paid , except to the extent that such failure to pay such fees could not have a material adverse effect on the Assets, ART or the Transaction, provided that all such fees with respect to the Assets will have been paid by the Closing.

          (d)  Authorization Compliance.  The Authorizations are valid and in
               ------------------------
     full force and effect without materially adverse conditions except for such conditions as are generally applicable to FCC 38 GHz authorizations or holders of FCC 38 GHz authorizations. No event or omission has occurred and is continuing that could: (i) result in the revocation, termination or adverse modification of any Authorization listed on Schedule 1.1; or (ii) materially and adversely affect any rights of Seller thereunder prior to Closing or of ART after Closing except that Seller makes no representation as to ART's qualification as a licensee and Seller makes no representation as to any act or omission by ART or ART's agents in breach of the Services Agreement that may have a material adverse effect on the Authorizations. Seller has no knowledge of any event, omission, action, inaction, condition or other basis to believe that the Authorizations will not be renewed by the FCC in the ordinary course, except that Seller makes no representation as to any act or omission by ART or ART's agents in breach of the Services Agreement that may have a material adverse effect on the Authorizations. The current ownership and operation by Seller, as applicable, of the Authorizations comply in all material respects with all the regulations and policies of the FCC, except that Seller makes no representation as to any act or omission by ART or ART's agents in breach of the Services Agreement that may have a material adverse effect on the Authorizations.

          (e)  Reports.  Any and all reports and filings required to be filed
               -------
     with the FCC by Seller with respect to the Authorizations have been filed and Seller has provided true and correct copies of all such reports and filings to ART, except to the extent that such failure to file reports could not have a material adverse effect on the Assets, ART or the

     Transaction. All such reports and filings were accurate and complete in all material respects on the date thereof. From the date hereof through the Closing, all such required reports and filings, if any, will be filed by Seller on a timely basis.

          (f)  Disclosure.  Seller has no knowledge of any facts pertaining to
               ----------
     its qualifications to be a licensee which would cause the FCC not to issue its approval with respect to, or otherwise prevent, the transfer to ART pursuant to this Agreement of the Authorizations.

     3.5.  Title to the Transferred Assets; Liens; Other Assets.  Seller has
           ----------------------------------------------------
good, indefeasible and transferable title to all of the Assets, free and clear of all Liens, except for ART's Right of First Refusal under the Services Agreement.

     3.6.  Contracts.  Except for this Agreement, the Services Agreement and
           ---------
generally applicable FCC requirements, Seller is not a party to any contract, commitment or similar agreement or arrangement, whether written or oral, by which any of the Assets is bound or affected.

     3.7.  Litigation.  There are no actions, claims, proceedings, suits and
           ----------
investigations pending, or, to the best knowledge of Seller threatened against any of Seller, the Assets or any of its properties, assets or rights before any court, arbitrator or administrative or governmental body: (i) relating to the Assets or which seek to revoke, rescind, cancel, modify or refuse to renew any Authorization or; (ii) relating to the transactions contemplated hereby, nor to the best knowledge of Seller is there any basis for any such action. There is no judgment, order or decree affecting the Assets or the transactions contemplated hereby.

     3.8.  Disclosure.  The representations and warranties contained in this
           ----------
Section 3, any disclosure schedule and any other schedule, exhibit or certificate delivered by Sellers to ART at or prior to the Closing in connection with this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein in the context in which they were made not misleading. Except as otherwise disclosed herein, Seller does not know of any information or fact that has or could have a material adverse effect on the Assets.

     3.9.  Taxes.  Seller has timely filed all requisite federal, state and
           -----
local tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which may have or may become due and there are no assessments or any basis therefor except where failure to make such timely filing or payment could not have a material adverse effect on the Assets, ART or the Transaction. There are no examinations in progress or claims against Seller for federal or other taxes (including penalties and interest) for any period and no notice of any claim, whether pending or threatened, for taxes has been received except where such examinations or claims could not have a material adverse effect on the Assets, ART or the Transaction.

     3.10.  Brokerage.  There are no claims for brokerage commissions or
            ---------
finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

4.   Representations and Warranties by ART.  ART represents and warrants as
     -------------------------------------
follows:

     4.1.  Entity Status.  ART is a Delaware corporation, duly organized,
           -------------
validly existing and in good standing under the laws of the State of Delaware. ART has full power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. ART is qualified to do business and is in good standing in each of the jurisdictions in which the nature of its business or the property owned or leased by it make such qualification necessary, except to the extent failure to be so qualified could not have a material adverse effect on Seller or the Transaction. ART has delivered to Seller complete and correct copies of any organizational, by-laws or charter documents applicable to it, each as amended and in effect on the date hereof.

     4.2.  Authority for Agreement; Conflicts.
           ----------------------------------

          (a) ART has all necessary power and authority, corporate or otherwise, to enter into, execute and deliver this Agreement and the other documents to be delivered by ART at the Closing (such other documents are collectively the "ART Documents") and to perform fully its obligations hereunder and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the applicable ART Documents by ART has been duly authorized by all necessary corporate action.

          (b) This Agreement has been, and the other ART Documents, at the Closing, will have been, duly and validly executed and delivered by ART and this Agreement constitutes, and the other ART Documents when executed by Seller where applicable will constitute, the legal, valid and binding obligation of ART, and this Agreement is, and when executed by Seller where applicable the ART Documents will be, enforceable by and against ART in accordance with its respective terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

          (c) The execution and delivery of this Agreement and the ART Documents by ART and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violations of or defaults under: (i) any statute, regulation, order, judgment or decree of any federal, state or local governmental body or regulatory authority applicable to ART; (ii) any other statute, regulation, order, judgment or decree applicable to ART under or in any other applicable jurisdiction;
     (iii) any mortgage,
     indenture, lease, agreement, instrument or other obligation to which ART is a party; or (iv) any permit, concession, grant, franchise, license, of or applicable to ART, except to the extent that such a violation could not have a material adverse effect on Seller or the Transaction.

     4.3.  Litigation.  There are no judicial or administrative actions, suits,
           ----------
proceedings or investigations pending, or to the knowledge of ART threatened, that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor does ART know of any basis for any such action, suit, proceeding or investigation.

     4.4.  Consents and Approvals of Government Authorities.  Except for the
           ------------------------------------------------
approval by the FCC of the transfer of the Authorizations, no consent, approval or filing with any court or governmental or regulatory authority is required to be made or obtained by ART in connection with its execution, delivery and performance of this Agreement.

     4.5.  Brokerage.  There are no claims for brokerage commissions or finder's
           ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of ART.

     4.6.  Disclosure.  The representations and warranties contained in this
           ----------
Section 4, any disclosure schedule and any other schedule, exhibit or certificate delivered by ART to Seller at or prior to the Closing in connection with this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein in the context in which they were made not misleading.

5.   Expenses.  Each party to this Agreement shall assume and bear all of its
     --------
own respective expenses, costs and fees incurred or assumed by each in the preparation and execution of this Agreement and compliance herewith, whether or not the transaction herein provided for shall be consummated.

6.   Survival of Representations and Warranties.  All representations,
     ------------------------------------------
warranties and agreements of each of Seller and ART contained herein (including all schedules and exhibits hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the Closing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation by either party, the Closing and the consummation of the transactions contemplated by this Agreement for a period of three years from the Closing or, if terminated before Closing, the termination of this Agreement.

7.   Indemnities.
     -----------

     7.1  Indemnification by the Seller.  From and after the Closing, the Seller
          -----------------------------
shall indemnify ART and its successors and assigns for any and all damages, claims, losses, liabilities, and expenses, including without limitation reasonable legal and accounting expenses (collectively, "Losses"), in an amount not to exceed in the aggregate $4,300,000, which may arise out of: (i) any breach of Seller's covenants and agreements hereunder; (ii) any inaccuracy or misrepresentation in any representation or warranty of Seller hereunder, in each case as such representation or warranty would read if all materiality and knowledge standards were deleted from it, or any inaccuracy or misrepresentation in any certificate or document delivered in accordance with the terms of this Agreement by any Seller; (iii) any liabilities of Seller accrued, contingent, known, unknown or otherwise; or (iv) any claim or action asserted by any third party arising out of or in connection with any event, act or omission relating to any of the Assets occurring prior to the Closing Date.

     7.2.  Indemnification by ART.  From and after the Closing, ART shall
           ----------------------
indemnify and hold harmless the Seller from and against any and all Losses in an amount not to exceed in the aggregate $4,300,000, which may arise out of: (i) ART's breach of any of the covenants and agreements made in this Agreement by ART; (ii) any inaccuracy or misrepresentation in any representation or warranty of ART hereunder, in each case as such representation or warranty would read if all materiality and knowledge standards were deleted from it, or any inaccuracy or misrepresentation in any certificate or document delivered in conjunction with this Agreement; or (iii) ART's ownership and operation of the Assets after the Closing.

     7.3.  Limitation on Indemnification.  Notwithstanding the foregoing neither
           -----------------------------
party shall have any obligation to indemnify the other for Losses relating to breaches of representations and warranties set forth herein or in any certificate or document delivered in connection herewith until the aggregate amount of Losses incurred by such other party exceeds one hundred thousand dollars ($100,000), in which event the indemnifying party shall be obligated to indemnify the other party for the entire amount of such Losses.

     7.4.  Liquidated Damages.  In the event ART does not meet its obligation to
           ------------------
consummate the transaction despite the fulfillment of all the conditions of
Article 9 hereof, ART shall pay to seller within ten (10) business days the amount of One Hundred Thousand Dollars ($100,000) and ART's rights under Article 5 of the Services Agreement shall terminate and such payment and termination of right shall be Seller's sole remedy at law and equity.

     7.5.  Sole and Exclusive Remedy.  Seller and ART agree that from and after
           -------------------------
the Closing, the provisions of this Section 7 shall be the sole and exclusive remedy of Seller and ART as a result of, in the case of ART, the occurrence of any of the items described in Section 7.1 (i) through (iv) and in the case of Seller, the occurrence of any of the items described in Section 7.2 (i) through
(iii).

8.   Covenants.
     ---------

     8.1  FCC and Other Approval.
          ----------------------

          (a) Seller and ART will use their reasonable efforts to join in and submit as quickly as possible one or more applications (the "Applications") to the FCC as deemed by ART and Seller to be appropriate requesting the FCC's written consent to the transfer of the Authorizations to ART or designees of ART.

          (b) Except as otherwise provided herein, each party shall bear its own expenses in connection with the preparation and prosecution of the Applications. ART and the Sellers shall equally share in any application, consent or other fees charged by the FCC in connection with the Applications, and the cost of publishing any public notices in connection therewith.

     8.2.  Further Assurances.  At any time and from time to time at or after
           ------------------
the Closing, at the request of ART and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation or other documents as ART may reasonably determine is necessary to transfer, convey and assign to ART, and to confirm ART's title to or interest in the Assets to put ART in actual possession and operating control of the Assets.

     8.3.  Public Announcements.  Neither Seller nor ART will at any time,
           --------------------
without the prior written consent of the other party, such consent not to be unreasonably withheld, delayed or conditioned, make any announcement, issue any press release or make any statement to any third party with respect to this Agreement or any of the specific matters discussed between the parties, except as reasonably required to facilitate such party's financing or to comply with law, the requirements of the Nasdaq Stock Market, or the terms of such party's financing.

     8.4.  Information and Access; Compliance.  During the period from the date
           ----------------------------------
of this Agreement and continuing until the Closing Date or until the termination of this Agreement pursuant to Section 11 hereof, Seller shall afford to the officers, independent certified public accountants, counsel and other representatives of ART, reasonable access to the properties, books, records and personnel of Seller used in or relating to the Assets. Seller's provisions of access pursuant to this Section 8.4 shall in no way affect or otherwise obviate or diminish any representations and warranties of Seller. ART and Seller shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Seller or ART with respect to this Agreement and the transactions contemplated hereby (including furnishing all information required by the FCC in connection with transfer of the Authorizations) and Seller or ART respectively shall take all reasonable actions necessary to cooperate promptly with and furnish information to the other party in connection with any such requirements imposed upon the other party in connection with this Agreement and the transactions contemplated hereby.
Neither Seller nor ART shall take any action which, or reasonably fail to take any action the failure of which, would cause such party's disqualification as an assignor or assignee, as the case may be, of the Authorizations or would materially adversely affect the Assets or ART's rights with respect thereto.

     8.5    Conduct of Business by Sellers.  Seller covenants that the Seller
            ------------------------------
shall not, without the prior written consent of ART:

            (a) sell, transfer, convey or otherwise dispose of any of the Assets or any right thereto or interest therein,

            (b) encumber, or agree to encumber, in any way, or enter into any consensual restriction with respect to, any of the Assets or any right thereto or interest therein, or

            (c) enter into any contract, agreements or understanding with respect to any of the Assets.

            (d) enter into any agreements or commitments for any of 8.5(a) through 8.5(c).

     8.6    Fees and Reports.  Seller covenants that Seller shall prior to the
            ----------------
Closing, (i) to the extent unpaid, pay any fees with respect to the Assets referred to in Section 3.4(c).

9.   Conditions Precedent to ART's Obligations.  All obligations of ART under
     -----------------------------------------
this Agreement are subject to the fulfillment to the reasonable satisfaction of ART prior to or at the Closing of each of the following conditions, any of which may be waived by ART in its sole discretion:

     9.1.  Representations and Warranties.  The representations and warranties
           ------------------------------
made by the Seller in this Agreement (including all exhibits and schedules hereto), shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, and ART shall have received a certificate dated the date of the Closing signed by the chief executive officer of Seller to the foregoing effect.

     9.2.  Consents.  All filings with and consents from all federal, state and
           --------
local governmental agencies required to consummate the transactions contemplated by this Agreement shall have been made or received, as applicable.

     9.3.  FCC Authorizations.  Without limiting the generality of Section 9.2,
           ------------------
the FCC shall have authorized the transfer or change of control, as applicable, of all of the Authorizations by a Final Order (as defined below), without any conditions or restrictions that materially affect the value of the Authorizations or operations pursuant to the Authorizations or any conditions or restrictions materially different than the normal authorizations issued by the FCC to other 38 GHz license holders at the date of this Agreement. In the event that any FCC order approving the transfer of the Authorizations to ART imposes such conditions, this condition shall not be satisfied until such conditions are removed or eliminated, and Seller shall cooperate in all reasonable respects in obtaining the removal or elimination of such restrictions. If such restrictions cannot be removed without additional expense to the Seller not to exceed One Hundred Thousand Dollars ($100,000), Seller may, at its option, elect to terminate this agreement without any liability to ART by written notice of its election to terminate pursuant to this Section 9.3. "Final Order" means an action by the FCC granting its consent to the assignment of a Authorization, with respect to which no request for stay, petition for rehearing, reconsideration or appeal is pending, and as to which the time for filing any petition for rehearing, reconsideration or appeal has expired and with respect to which the time for agency reconsideration or review taken on its own motion has expired, or in the event of the filing of such request, petition or appeal, an action which shall have been reaffirmed or upheld and with respect to which the time for seeking further administrative or judicial review shall have expired.

     9.4.   Performance by Seller; Certificate.  Seller shall have performed and
            ----------------------------------
complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and the chief executive officer of Seller shall deliver to ART a certificate dated the Closing Date to such effect.

     9.5.   Opinions of Counsel for Seller.  ART shall have received opinions
            ------------------------------
addressed to it and dated the Closing Date of counsel and FCC counsel for Seller, reasonably satisfactory to ART and its counsel.

     9.6.   Absence of Litigation.  No action or proceeding shall have been
            ---------------------
instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the Assets.

     9.7.   Release of Liens.  All of the Assets shall be free and clear of all
            ----------------
liens and ART shall have received evidence of the release of all Liens and the termination of all financing statements, if any, as may be reasonably requested by ART.

10.  Conditions Precedent to the Obligations of the Seller.  All obligations of
     -----------------------------------------------------
the Seller under this Agreement shall be subject to the fulfillment to the reasonable satisfaction of Seller prior to or at the Closing, of each of the following conditions any of which may be waived by Seller in its sole discretion.

     10.1.   Representations and Warranties.  The representations and warranties
             ------------------------------
made by ART in this Agreement shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, except as specifically provided for herein, and Seller shall have received a certificate dated the date of Closing signed by an officer of ART to the foregoing effect.

     10.2.   Government Consents.  All filings with and consents from all
             -------------------
federal, state and local governmental agencies required to consummate the transactions contemplated hereby shall have been obtained at or prior to the Closing.

     10.3.  Performance of ART.  ART shall have performed and complied with all
            ------------------
agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and an officer of ART shall deliver a certificate or certificates to Seller to such effect.

     10.4.  Absence of Litigation.  No action or proceeding shall have been
            ---------------------
instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

     10.5.  Consideration.  The Consideration shall have been delivered to
            -------------
Seller.

11.  Termination.  This Agreement may be terminated by the parties as set forth
     -----------
in this Section 11:

          (a)    at any time by the mutual written consent of Seller and ART;

          (b) by ART at any time after February 1, 1999, if the conditions set forth in Section 9 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by the Sellers by such time;

          (c) by Seller at any time after February 1, 1999 (the "Seller Date"), if the conditions set forth in Section 10 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by ART by such time; provided that if prior to the Seller Date, the FCC has issued an order, that is not yet a Final Order, approving the transfer or change in control, as applicable, of the Authorizations, to ART, ART may extend the Seller Date until April 30, 1999 by notice to Seller;

          (d) by the Sellers on the one hand, or by ART on the other, if there shall have been a breach of any material representation, warranty, covenant or agreement on the part of the other set forth or contemplated by this Agreement, which breach cannot be cured prior to the Closing; or

          (e) by either party after 3 days from receipt of a Final Order from the FCC that the Assets cannot be transferred as contemplated herein;

provided, however, that the terminating party may not terminate its obligations under this Agreement if such terminating party has breached this Agreement in any material respect.

     Notwithstanding any termination of this Agreement pursuant to this Section 11, the provisions of Sections 7 and 8.3 hereof shall remain in full force and effect. No termination of this Agreement pursuant to Section 11(b), (c) or (d) shall relieve a breaching party of any liability hereunder for any such breach occurring prior to termination.

12.  Entire Agreement; Assignability.  This Agreement and the schedules and
     -------------------------------
exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties (other than the Services Agreement, which will be terminated as of the Closing), and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. ART or Seller may assign this Agreement to any controlled affiliate or in conjunction with any change of control, merger, or sale of all or substantially all of such assignor's assets or stock provided that such assignment shall not release assignor of liability hereunder.

13.  Amendment.  This Agreement may be amended by the parties hereto at any
     ---------
time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

14.  Headings.  Section headings are not to be considered part of this Agreement
     --------
and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

15.  Exhibits, etc.  Exhibits, schedules and other documents referred to in this
     -------------
Agreement are an integral part of this Agreement.

16.  Successors and Assigns.  All of the terms and provisions of this Agreement
     ----------------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

17.  Notices, etc.  All notices, requests, demands and other communications
     ------------
hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered or mailed, first-class postage prepaid,


                (a)  if to Seller, to:

                          ICG Telecom Group, Inc.
                          161 Inverness Drive West
                          Englewood, CO  80112
                          Attention:  H. Don Teague, Esq.

                (b)  if to ART to:

                         Advanced Radio Telecom Corp.
                         500 108th Avenue, NE, Suite 2600
                         Bellevue, Washington 98004
                         Attention:  Thomas M. Walker, Esq.

               with a copy to:

                         Ropes & Gray
                         One International Place
                         Boston, Massachusetts 02110-2624
                         Attention:  Mary E. Weber, Esq.


18.  Governing Law.  This Agreement and the rights and obligations of the
     -------------
parties hereto arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the internal conflict of law provisions thereof.

19.  Severability.  The provisions of this Agreement are severable, and if any
     ------------
one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

20.  Counterparts.  This Agreement may be executed simultaneously in any number
     ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.


                              ICG TELECOM GROUP, INC.


                              By:
                                  -------------------------------
                                  Name:
                                  Title:

                              ADVANCED RADIO TELECOM CORP.


                              By:
                                  -------------------------------
                                  Name:
                                  Title:

                                   SCHEDULE 1.1 - ASSETS


AUTHORIZATIONS


   Location             FCC File #      Call Sign            Latitude/Longitude Block
   --------             ----------      ---------            ------------------------
Beverly Hills, CA     565-CF-P/L-92      WMW449      34-22-30N/118-30-00W    33-40-00N/118-22-30W

Los Angeles, CA       566-CF-P/L-92      WMW450      34-22-30N/118-22-30W    33-37-30N/118-07-30W

Palm Springs, CA      567-CF-P/L-92      WMW451      33-52-30N/116-30-30W    33-45-00N/116-22-30W

Riverside, CA         568-CF-P/L-92      WMW452      34-00-00N/117-30-00W    33-52-00N/117-15-00W

Santa Barbara, CA     569-CF-P/L-92      WMW453      34-30-00N/120-00-00W    34-22-30N/119-22-30W

San Bernardino, CA    570-CF-P/L-92      WMW454      34-15-00N/117-30-00W    34-00-00N/117-07-30W

Santa Monica, CA      571-CF-P/L-92      WMW455      34-30-00N/119-00-00W    34-07-30N/118-30-00W

San Diego, CA         572-CF-P/L-92      WMW456      32-52-30N/117-15-00W    32-32-43N/116-52-30W

Santa Anna, CA        573-CF-P/L-92      WMW457      34-15-00N/118-07-30W    33-37-30N/117-45-00W

Ventura, CA           574-CF-P/L-92      WMW458      34-30-00N/119-22-30W    34-07-30N/119-00-00W
